Exhibit 99.1
For Release at 4pm ET, Thursday, November 2, 2006
Contact:
Jonathan Korzen
Director of Corporate Communications
Audible, Inc.
+1 (973) 837-2718
jkorzen@audible.com

AUDIBLE ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS

- Company Reports Net Revenue of $20.0 Million –
-  Reports $1.8 million in free cash flow -
- GAAP EPS of ($0.10) and Non-GAAP Basic EPS of ($0.04) –

WAYNE, N.J., November 2, 2006 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the leading provider of spoken entertainment, information, and education on the Internet, today announced financial results for the third quarter ended September 30, 2006.

Audible reported consolidated net revenue for the third quarter 2006 of $20.0 million, up 19% year over year and up 5% over Q2-06 consolidated net revenue.  Revenues for the nine-month period ended September 30, 2006 were $58.9 million, up 31% from the 2005 period of $45.0 million.

GAAP loss from operations was $3.2 million, non-GAAP loss from operations was $1.7 million. GAAP net loss in Q3-06 was $2.5 million, or $0.10 net loss per share.  Non-GAAP net loss was $1.0 million, or $0.04 net loss per basic share.  Non-GAAP figures exclude the impact of stock-based compensation expenses.

Total AudibleListener® members acquired during the quarter was 71,100, representing growth of 19% year over year.  At the end of Q3-06, the total number of AudibleListener members was 345,200, representing growth of 54% year over year. Churn declined by 30 basis points quarter over quarter to 3.1%, and has declined 200 basis points from 5.1% in the Q3 05 period.

“Despite another quarter of positive cash flow, lower churn, full quarter profitability from the combined Audible UK and iTunes UK revenue only sixteen months after launch – and the signing of a pivotal new technology integration and content distribution agreement with Apple that extends through September of 2010 – we did not achieve the top line growth we expected during the third quarter of 2006,” said Donald R. Katz, Chairman and CEO, Audible, Inc.   “We continued to hold back on marketing during Q3 as our new marketing and merchandising teams tested multiple offer designs and merchandising techniques to improve conversion to AudibleListener membership plans and product consumption, several of which we plan to roll out in the coming weeks.”

“While we expect continued quarter over quarter and year over year revenue growth in the fourth quarter, as well as increasing cash flow,” Mr. Katz continued, “we expect this transitional period to continue through the fourth quarter, and we are looking at 2007 as a time of far more consumer awareness of our service, profitable growth, and much better financial results in general.”

In other news, the Company announced earlier today that William H. Mitchell will join Audible as Chief Financial Officer by November 20, 2006, at which time current CFO Andrew P. Kaplan will leave the Company.

“We want to welcome Bill Mitchell, an extremely accomplished financial executive, to the Audible leadership team,” Mr. Katz stated, “and we want to say thanks to Andy Kaplan.  Few people have had as important an effect on the Audible story as has Andy. He came to Audible seven years ago as we were creating a new digital media distribution paradigm for the spoken word.  Andy arrived during a quarter in which we achieved all of $130,000 in content and services revenue, and he leaves us to become the CFO of an entrepreneurial non-profit, as Audible reports quarterly revenue more than 150 times greater than the quarter in which he arrived.”

Key Financial and Operating Metrics:

Consolidated Net Revenue: Consolidated net revenue totaled $20.0 million in Q3-06, a 19% increase over the $16.8 million reported in Q3-05.

Total Deferred Revenue: Total deferred revenue was $11.4 million at the end of Q3-06, a 15%increase over the $9.9 million reported at the end of Q2-06 and a 256% increase over the $3.2 million reported at the end of Q3-05.

Total Cash Sales: Defined as the change in deferred revenue plus consolidated net revenue, total cash sales was $21.6 million for Q3-06, a 26% increase over Q3-05.

New AudibleListener® Members:* New AudibleListener members totaled 71,100 in Q3-06, a 19% increase over 59,800 in Q3-05.

Total AudibleListenerMembers: AudibleListener members at the end of Q3-06 totaled 345,200, a 54% increase over 223,700 at the end of Q3-05.

GAAP Loss from Operations: GAAP loss from operations totaled $3.2 million in Q3-06, as compared to GAAP loss from operations of $2.7 million in Q2-06 and GAAP loss from operations of $0.8 million in Q3-05.

Non-GAAP Loss from Operations: Non-GAAP loss from operations totaled $1.7 million in Q3-06, as compared to Non-GAAP loss from operations of $1.2 million in Q2-06 and Non-GAAP loss from operations of $0.4 million in Q3-05.

GAAP Net Loss: GAAP net loss totaled $2.5 million, or $0.10 net loss per share in Q3-06.

Non-GAAP Net Loss: Non-GAAP net loss totaled $1.0 million, or $0.04 net loss per basic share in Q3-06.

Operating Cash Flow: Operating cash flow totaled $2.0 million in Q3-06.

Free Cash Flow: Free cash flow totaled $1.8 million in Q3-06.

Cash, Cash Equivalents and Short-Term Investments: Audible’s cash, cash equivalents and short-term investments totaled $60.9 million at the end of Q3-06.

* See page 9 for detailed disclosure of historical AudibleListener membership metrics

Conference Call
Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss third quarter results as well as related financial and operational developments.  A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call.  To participate in the call, the dial-in number is (800) 236-8506 or +1(719) 457-2681.  The confirmation code is 2316347.

To sign up for the podcast of the earnings call through Audible Wordcast, please go to the Webcast & Presentation section of Audible’s Investor Relations Web site (www.audible.com/ir).

Non-GAAP Measures

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Audible uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income (loss) from operations, non-GAAP net (loss) income, and non-GAAP net (loss) income per share and exclude the impact of employee stock-based compensation expenses.  Audible’s reference to these measures should be considered in addition to results that are prepared under U.S. GAAP but should not be considered a substitute for results that are presented in accordance with GAAP.

These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and provide further information for comparative information due to the adoption of the new accounting standard FAS 123(R) on January 1, 2006.  The company believes the non-GAAP measures provide useful information to both management and investors by excluding the non-cash impact of employee stock-based compensation expenses, which may not be indicative of the company’s core operating results and business outlook.

Additionally, management believes that free cash flow, a non-GAAP measure, is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment, capital lease payments, and capitalized software development costs.

Management also presents total cash sales. The measure total cash sales is defined as change in deferred revenue plus consolidated net sales. Management believes that total cash sales is a useful measure when understanding the increase in deferred revenue.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial table included on page 6.

About Audible, Inc.:
Audible (www.audible.com) is the leading provider of spoken entertainment and information on the Internet. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices. Audible has more than 115,000 hours of audio programming from more than 360 content partners, including leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is the Apple iTunes Music Store's preeminent provider of spoken products for downloading or streaming via the Web. Among Audible's other key business relationships are Bookspan, Creative Labs, iriver, Microsoft, Palm, SanDisk, and XM Satellite Radio.

Audible, www.audible.com, www.audible.co.uk, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks. Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2006	2005

Revenue, net:
Content and services:
Consumer content	$19,565	$18,835	$16,472	$57,681	$44,469
Point of sale rebates	--	(126)	(208)	(293)	(795)
Services	26	26	42	85	82
Total content and services	19,591	18,735	16,306	57,473	43,756
Hardware	73	85	142	283	332
Related party revenue	222	257	263	852	796
Other	140	64	60	274	89
Total revenue, net	20,026	19,141	16,771	58,882	44,973

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	8,240	7,720	6,018	23,943	15,585
Discount certificate rebates	307	305	298	910	1,262
Total cost of content and services revenue	8,547	8,025	6,316	24,853	16,847
Cost of hardware revenue	826	206	846	1,707	1,442
Cost of related party revenue	27	42	48	227	121
Operations	2,996	2,861	2,461	8,959	6,584
Technology and development	4,758	4,484	2,343	12,936	5,812
Marketing	3,340	3,573	3,173	11,214	8,368
General and administrative	2,743	2,663	2,376	8,607	5,601
Total operating expenses	23,237	21,854	17,563	68,503	44,775

(Loss) income from operations	(3,211)	(2,713)	(792)	(9,621)	198

Loss on equity investment	(90)	(180)	--	(270)	--

Other income (expense):
Interest income	779	714	554	2,153	1,424
Interest expense	--	--	--	--	(1)
Other income, net	779	714	554	2,153	1,423

(Loss) income before income taxes	(2,522)	(2,179)	(238)	(7,738)	1,621

Income tax (expense) benefit	(3)	(3)	51	(9)	(97)

Net (loss) income	$(2,525)	$(2,182)	$(187)	$(7,747)	$1,524

Basic net (loss) income per common share	$(0.10)	$(0.09)	$(0.01)	$(0.32)	$0.06

Basic weighted average common shares outstanding	24,348,938	24,501,629	24,291,008	24,443,620	24,157,233

Diluted net (loss) income per common share	$(0.10)	$(0.09)	$(0.01)	$(0.32)	$0.06

Diluted weighted average common shares outstanding	24,348,938	24,501,629	24,291,008	24,443,620	24,458,621

AUDIBLE INC. AND SUBSIDIARY
NON-GAAP INFORMATION
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2006	2005

Stock-based compensation included in expense line items:
Operations	$324	$300	$43	$767	$98
Technology and development	281	287	57	699	61
Marketing	271	321	37	796	50
General and administrative	629	655	226	1,900	326
	$1,505	$1,563	$363	$4,162	$535

Reconciliation to Non-GAAP Financial Measures (unaudited)
(Loss) income from operations	$(3,211)	$(2,713)	$(792)	$(9,621)	$198
Add back:
Stock-based compensation	1,505	1,563	363	4,162	535
Non-GAAP (loss) income from operations	$(1,706)	$(1,150)	$(429)	$(5,459)	$733

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net (loss) income	$(2,525)	$(2,182)	$(187)	$(7,747)	$1,524
Add back:
Stock-based compensation	1,505	1,563	363	4,162	535
Non-GAAP net (loss) income	$(1,020)	$(619)	$176	$(3,585)	$2,059

Non-GAAP net (loss) income per common share
Basic	$(0.04)	$(0.03)	$0.01	$(0.15)	$0.09

Weighted average common shares outstanding
Basic	24,348,938	24,501,629	24,291,008	24,443,620	24,157,233

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net cash provided by operating activities	$2,043	$1,995	$3,978	$392	$9,157
Purchases of property and equipment and capital lease payments	(76)	(257)	(390)	(4,049)	(2,228)
Capitalized software development costs	(191)	(56)	(768)	(445)	(768)
Non-GAAP free cash flow	$1,776	$1,682	$2,820	$(4,102)	$6,161

Reconciliation to Non-GAAP Financial Measures (unaudited)
Total revenue, net	$20,026	$19,141	$16,771	$58,882	$44,973
Add:
Change in deferred revenue	1,526	1,276	285	4,879	798
Non-GAAP total cash sales	$21,552	$20,417	$17,056	$63,761	$45,771

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	September 30,	December 31,
Assets	2006	2005
	(unaudited)

Current Assets:
Cash and cash equivalents	$13,556	$11,549
Short-term investments	47,373	55,616
Interest receivable on short-term investments	505	428
Accounts receivable, net of allowance	2,836	2,337
Accounts receivable, related parties	631	594
Royalty advances	519	471
Prepaid expenses and other current assets	1,998	899
Inventory	156	498
Total current assets	67,574	72,392

Property and equipment, net	8,798	8,159
Other assets	804	114

Total Assets	$77,176	$80,665

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,356	$4,750
Accrued expenses	4,382	4,802
Accrued royalties	5,889	5,104
Accrued compensation	1,069	868
Deferred revenue, current	10,957	6,459
Total current liabilities	24,653	21,983

Deferred revenue, non current	480	99
Royalty obligations, non current	124	188

Commitments and contingencies

Stockholders' Equity:
Common stock	242	243
Additional paid-in capital	190,161	192,547
Deferred compensation	--	(3,696)
Accumulated other comprehensive (loss) income	(23)	15
Accumulated deficit	(138,461)	(130,714)
Total Stockholders' Equity	51,919	58,395

Total Liabilities and Stockholders' Equity	$77,176	$80,665

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Cash flows from operating activities:
Net (loss) income	$(2,525)	$(190)	$(7,747)	$1,524
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,325	300	3,710	677
Impairment loss on internally developed software	144	-	144	-
Non-cash stock-based compensation charge	1,505	363	4,162	535
Accretion of discounts on short-term investments	(275)	(306)	(724)	(932)
Income tax effect from exercise of stock options	-	(50)	-	97
Changes in assets and liabilities:
Interest receivable on short-term investments	(10)	(90)	(77)	(166)
Accounts receivable, net	(905)	53	(496)	(637)
Accounts receivable, related parties	(24)	(131)	(37)	(89)
Royalty advances	(88)	(146)	(48)	(401)
Prepaid expenses and other current assets	(301)	196	(1,098)	(68)
Inventory	646	52	345	295
Other assets	133	(103)	(688)	(114)
Accounts payable	(345)	259	(2,402)	886
Accrued expenses	698	1,883	(491)	2,815
Accrued royalties	773	1,365	773	3,424
Accrued compensation	(231)	238	194	513
Deferred revenue	1,523	285	4,872	798
Net cash provided by operating activities	2,043	3,978	392	9,157

Cash flows from investing activities:
Purchases of property and equipment	(76)	(390)	(4,049)	(2,107)
Capitalized software development costs	(191)	(768)	(445)	(768)
Purchases of short-term investments	(24,529)	(29,069)	(60,098)	(61,718)
Proceeds from maturity of short-term investments	27,265	28,900	69,065	54,900
Net cash (used in) provided by investing activities	2,469	(1,327)	4,473	(9,693)

Cash flows from financing activities:
Proceeds from exercise of common stock options	31	33	385	623
Proceeds from exercise of common stock warrants	-	-	750	295
Principal payments made on capital lease obligations	-	-	-	(121)
Repurchase of treasury stock at cost	(1,701)	-	(3,988)	-
Net cash (used in) provided by financing activities	(1,670)	33	(2,853)	797

Effect of exchange rate changes on cash and cash equivalents	7	-	(5)	14

Increase in cash and cash equivalents	2,849	2,684	2,007	275

Cash and cash equivalents at beginning of period	10,707	10,887	11,549	13,296
Cash and cash equivalents at end of period	$13,556	$13,571	$13,556	$13,571

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED SUPPLEMENTAL OPERATING DATA
(Numbers in thousands except where specified)
	2004		2005				2006
New AudibleListener Membership Reporting:	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Total AudibleListener® Members[1]	132	157	186	205	224	245	279	309	345
Year-over-year[4]	n/a	n/a	77%	77%	70%	56%	50%	51%	54%
Quarter-over-quarter	14%	20%	18%	10%	9%	10%	14%	11%	12%
New AudibleListener® Members[2]	29	39	54	52	60	62	79	65	71
Year-over-year[4]	n/a	n/a	143%	141%	104%	58%	46%	25%	18%
Quarter-over-quarter	35%	34%	37%	-3%	15%	4%	26%	-17%	9%
Average Monthly Churn in AudibleListener® Members[3]	3.00%	2.60%	4.00%	4.70%	5.10%	4.80%	4.60%	3.40%	3.10%
Cost per New AL (in whole dollars)[5]	$62	$64	$52	$58	$58	$95	$52	$45	$47

(1) Total number of AudibleListener® members at the end of the period.
(2) Total number of new AudibleListener® members added during the period. Members canceling and rejoining a membership within the same day are counted as one membership.
(3) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period plus gross member adds, divided by three months.
(4) AudibleListener numbers were not announced for Q3 2003 and Q4 2003 making year-over-year comparison with 2004 not applicable
(5) Cost per new AL includes all variable marketing expenses, net hardware subsidy cost, and retail rebates.